EXHIBIT 31.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                    I, David W. Brown, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K (this “Report”) of Lifevantage Corporation (the “Registrant”); and

Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report;
Date: October 28, 2009

/s/ David W. Brown
David W. Brown
President & Chief Executive Officer (Principal Executive Officer)